Exhibit 99.1

RGS Energy Issues Business Update – Net Sales Increase 3x

Denver, CO, July 17, 2017 – RGS Energy (NASDAQ:RGSE), the nation’s original solar company since 1978, provided a business update on its progress during the second quarter, using its debt-free balance sheet, toward revenue growth and foundations for profitability.

Summary of Expectations Versus Results:

	April Business Update Expectation	2nd Quarter Preliminary Results
Sales	Growth	Gross sales increased ≈2x Net sales increased ≈3x
Revenue	Lag a quarter	Decreased ≈18%
Sales organization	Growth	Increased ≈40%
Cost effective marketing	Cost effective	Reduced ≈55%
Residential cycle time	Reduce	Reduced ≈30%
Cost of goods sold per watt	Reduce	Increased <1%
Cash flow	Outflow until break-even	Outflow

Management Commentary:

“Our performance this quarter was in-line with expectations we set in our last business update,” said Dennis Lacey, CEO of RGS Energy. “We made progress on what we see are the foundations for profitability, such as lowering customer acquisition expense and residential cycle time. To grow sales and continue to lay the groundwork for profitability, we have been expending cash as expected. However, we believe that we have sufficient working capital to build a business that will operate profitably and generate positive cash flow in the future.”

“With our last update, we advised that installation revenue would lag sales growth and that occurred this quarter,” continued Lacey. “Our residential segment gross margin percentage reflecting only actual construction crew time was approximately 22%, less than our target of upper 20’s because we cannot absorb well the fixed construction organization costs when our revenue is low.  Further, we are maintaining a larger construction organization than we would need for our current backlog because we are confident we will grow sales and require a larger construction organization.”

“We’ve said the process of achieving profitability will take some time,” continued Lacey. “Given our $16 million capital raise in February, it is important to note that this is our first full quarter of operating with what we feel is appropriate working capital in place. As this is the first quarter on this basis, we are heartened by the positive trends.”

1

Growing Sales for Future Revenue:

	2nd Quarter 2017 (Preliminary)	1st Quarter 2017 (Reported*)	% change from Q1
Building current backlog: (000’s omitted)
Beginning backlog	$7,392	$9,375	-21%
Gross sales:
Residential homeowners	4,871	2,848	71%
Small business commercial	1,531	111	1,281%
Sunetric (Hawaii)	1,003	82	1,124%
Total	7,405	3,035	144%
Cancellations	2,415	1,645	47%
Net sales	4,990	1,390	259%
Installation revenue	2,697	3,372	-20%

Ending backlog	$9,685	$7,392	31%

Service and other revenue	308	281	10%
Total reported revenue	$3,006	$3,653	-18%

Building Future Backlog:
Awarded Community Solarize Programs:
Residents in awarded community solarize areas	34,735	-
Historical final close rate per resident	0.6%	-
Historical average sales price	≈$27,000
Growth of Sales Organization: (monthly average headcount during quarter)
Customer acquisition employees	63	45	39%
Direct sales representatives	40	27	49%

* reclassified

Foundation for Profitability, Residential Segment, Our Largest Segment:

	2nd Quarter 2017 (Preliminary)	1st Quarter 2017 (Reported*)	% change from Q1
Productivity of Sales Organization:
Number of sales	173	105	65%
Sales per direct salesperson (avg)	4.81	3.89	24%
Controlling Customer Acquisition Expense:
Per watt sold	$0.62	$0.94	-34%
Ratio of expense to sales	.27	.59	-55%
Increasing Installation Revenue Gross Margin Percentage:
Installation cycle time (avg)	111	161	-31%
COGS per watt	2.84	2.82	<1%
Gross margin % on actual installation time	22%	25%	-11%
Gross margin % including idle time	6%	15%	-59%

* reclassified

2

Financing in Place to Grow Sales:

Working Capital:	June 30, 2017 (Preliminary)	March 31, 2017 (Actual*)
Cash	$9,736	$14,077
All Other Assets	6,494	6,593
Total Current Assets	16,230	20,670
Current Liabilities	3,310	3,824
Working Capital	$12,920	$16,846

* reclassified

Management Commentary:

Sales/Marketing: “We are excited to report progress in our growth strategy, our second quarter performance more than doubled gross sales,” said Seth Wiggins, RGS Energy’s vice president of sales. “We typically see an increase in the absolute number of cancellations when sales increase. Nonetheless, our net sales after cancellations more than tripled this quarter. Our small business commercial segment demonstrated especially strong growth as we increased our sales team to address this opportunity. Further, during the quarter we were awarded two solarize communities where we are selling to homeowners during the third quarter.”

Wiggins went on to say: “For some time, we have discussed why we need to control customer acquisition expenses and our plans to reduce this cost by using digital marketing, cost effective lead programs and improve the productivity of our sales representatives with training. We are pleased to note the positive trends in reducing this requisite for profitability this quarter.”

Construction/Operations: “We are excited to report that during the second quarter we have reduced our cycle time by 31%. As expected, until we could commence our growth plans, our backlog was at our lowest point at March 31st,” said Brad Bentzen, RGS Energy’s director of operations. “With our new capital during February, we began to grow our sales which allowed us to increase our backlog by 31% by June 30th. We were successful in growing net sales but due to the time to secure customer incentives and loans, not all contracts were installable this quarter. As such, our revenue this quarter was less than the prior quarter and is consistent with our prediction in our last business update that while sales growth would start with the second quarter, revenue growth would be lagging. Because we believe that we will enjoy future sales growth, we have maintained our construction crews to meet that growth. We anticipate that our cost of idle time will decline and gross margin percentage improve, along with revenue growth.”

Finance/Working Capital: “Consistent with our expectations, we expended cash this quarter and expect this to continue until we have built a business that will operate on a positive cash flow basis,” noted Alan Fine, RGS Energy’s principal financial officer. “We anticipate positive cash flow from operations will arise when we achieve our quarterly break-even revenue target of $16 million. We project that if we realize our revenue target for the first quarter of 2018, our projected cash balance at that time would be approximately $4.5 million. If we achieve it in the second quarter of 2018, we project a cash balance of approximately $3 million. Each of these projected cash balances is without considering (i) the anticipated benefits from initiatives such as selling and installing battery storage, energy audits, the impact on new sales from new software and any new states of operation and (ii) an asset based lending facility which the company intends to arrange in the future.”

3

Fine went on to say: “We are expending cash to grow and train our sales organization, market for leads for our sales organization, develop software to enhance the customer experience, implement new products and services such as battery storage and energy audits, and fund working capital requirements for growth such as increases in inventory and accounts receivable. All of these expenditures we believe are necessary to build the business that can meet and exceed our targeted break-even revenue target.”

Targets and Expectations:

•	Achieve break-even revenue in the first or second quarter of 2018.
•	Steady and improving progress in sales for the remainder of 2017, with installation revenue growth delayed a quarter.
•	Digital and content marketing, not vendor lead programs, to become the principal source of customer sourcing.
•	Introduce new products and services, such as battery storage and energy audits.
•	Cash outflow from operations until break-even results are achieved.

Glossary:

Gross Sales - the contract value of contracts signed by customers.

Cancellations - the reduction in backlog from customers canceling contracts and customer deposits retained by the company are recognized as revenue at cancellation. Customers may cancel contracts during statutory rescission periods or for other reasons such as accepting a competitor’s offer or following final site evaluation, a customer determining the solar system will not meet expectations. Typically, during periods of sales growth, the company experiences an increase in cancellations.

Installation and Service Revenue - The company recognizes revenue on residential and small business commercial projects at the time of substantial completion of construction, and on large commercial projects revenue, on a percentage of completion basis. Service revenue is recognized as earned.

Substantial Completion – the solar power system is fully operational and capable of generating energy, but has not yet received permission to operate from the utility.

Backlog - represents the dollar amount of revenue that may be recognized in the future from signed contracts to install solar energy systems that have not yet been installed without taking into account possible future cancellations. Backlog is not a measure defined by generally accepted accounting principles, and is not a measure of contract profitability. The company’s methodology for determining backlog may not be comparable to methodologies used by other companies in determining their backlog amounts. The backlog amounts we disclose are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which we have received written confirmations from customers. Backlog may not be indicative of future operating results, and projects in our backlog may be cancelled, modified or otherwise altered by customers.

Solarize Programs - community-based programs whereby residents work with an exclusive installer to purchase solar power systems at rates which enable members of a community, or a network of municipalities, to receive discounts on solar power systems over a fixed time period based upon the level of community participation. Typically, these programs may lead to sales, net of cancellations, to approximating 0.6% of the residences in a community. Sales arising from community solarize programs are not recognized in the company’s backlog until signing of contracts by individual homeowners.

4

Customer Acquisition Expense per Watt – Customer acquisition expenses represent the aggregate of the compensation of the sales organization, the compensation of the marketing organization and the cost of acquiring customers leads such as purchasing paid leads, the cost of digital marketing, and other marketing campaigns to acquire customers. Customer acquisition per watt represents the customer acquisition expense incurred during the period divided by the watts on solar systems sold during the period. The company presents certain metrics on a per watt basis as it believes this is a typical reporting convention for the solar installation industry.

Cycle Time - length of time from signing of customer contracts until substantial completion.

COGS Per Watt and Gross Margin Percentage on Installations - Cost of goods sold (“COGS”) include direct project installation costs (materials, labor, travel, financing fees, and estimated warranty costs) and indirect costs for project installation support (including un-utilized labor from idle time of construction crews, supplies, and insurance). The company employs an internal time reporting system to determine COGS and resulting gross margin percentage based upon actual installation time that the company uses to measure its performance in achieving gross margin percentage targets. Further, the company measures COGS per watt based upon COGS, excluding idle time, divided by the aggregate watts of systems installed during the period. For financial reporting purposes, COGS includes the idle time of construction crews currently maintained by the company in anticipation of future growth of backlog.

Financial Statement Reclassifications – Commencing with the preparation of the financial statements for the second quarter of 2017, the company is making certain reclassifications not impacting reported income, segment results, or stockholders’ equity. In prior periods, the company did not show its warranty liability separately for current and long-term amounts as such reporting would not be material. Commencing with the preparation of its financial statements for the second quarter of 2017, the company is reporting separately its current and long-term warrant liabilities. In addition, commencing with financial statements for the second quarter of 2017, the company is reporting separately revenue from installation of solar systems and revenue from service operations. Lastly, the company is separately disclosing its customer acquisition expense in the statement of operations as it is a key metric for its revenue growth strategy.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small business commercial solar Company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

5

Forward-Looking Statements and Cautionary Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and has been prepared by, and are the responsibility of, the company’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter ended June 30, 2017 are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “anticipate,” “project,” ”target,” “plan,” “future,” “believe,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward- looking statements include: the effect of electric power generation industry regulations in the states where RGS Energy operates, net electric power metering and related policies; the effect on the cost of photovoltaic panels from determinations by the US government for petitions filed under Section 201 of the 1974 Trade Act by Suniva and SolarWorld; the level of demand for RGS Energy’s solar energy systems; RGS Energy’s ability to implement its revenue growth strategy including expanding, training and improving the productivity of its sales organization, achieve its target level of sales, generating cash flow from operations, acquire cost-effective marketing leads, reduce cycle time for installations, reduce cost of goods sold and expand its product and service offerings; the availability and adequacy of RGS Energy’s working capital; RGS Energy’s ability to arrange an asset based lending facility in the future; RGS Energy’s ability to be awarded community solarize programs and sales thereunder; RGS Energy’s ability to achieve break-even and better results; future cancellations and backlog.

6

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

7